                                                                    Exhibit (21)


                     SUBSIDIARIES OF THE MEAD CORPORATION*



                                        State or Jurisdiction
Name                                      of Incorporation
----                                    ---------------------

AT-A-GLANCE, INC.                            New York
Escanaba Paper Company                       Michigan
Forest Kraft Company                         Delaware
MB Pulp Company                              Delaware
MCB Woodlands and Services, Inc.             Alabama
Mead Coated Board, Inc.                      Delaware
Mead Emballage, S.A.                         Paris, France
Mead Foreign Holdings, Inc.                  Ohio
Mead International Ireland                   Dublin, Ireland
Mead Oxford Corporation                      Delaware
Mead Packaging International, Inc.           Ohio
Mead Panelboard, Inc.                        Ohio



--------------

* The names of additional subsidiaries have been omitted because the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. Subsidiaries which are consolidated into the above-listed subsidiaries are also omitted.